UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Memorandum of Understanding

On July 1, 2016, PGCG Assets Holdings Sdn Bhd, a Malaysia corporation and our wholly owned subsidiary (“PGCG Assets”), entered into a memorandum of understanding (“MOU”) with Yong Tai Berhad, a public listed corporation in the main market of Bursa Malaysia Berhad (“YTB”) engaged in the business of commercial and residential property development, to jointly develop our land (the “Land”) located at Puncak Alam held under H.S.(D) 5460, PT No. 9135, Mukim Ijok, Daerah Kuala Selangor, Negeri Selangor, measuring approximately 21.8921 hectors (the “Proposed JV”). Under the MOU, the parties agreed to use their best efforts to negotiate exclusively with each other regarding the terms and conditions of the definitive agreement to jointly develop the Land.

Pursuant to the MOU, the parties agreed that PGCG and YTB shall be entitled to 20% and 80%, respectively, of the estimated Gross Development Value of the Proposed JV, or at such percentage of estimated Gross Development Value as may be mutually agreed upon at a later date between the parties. The Gross Development Value of the Proposed JV is estimated to be Ringgit Malaysia Five Hundred Ten Million [RM510,000,000.00] or approximately United States Dollars One Hundred Twenty Five Million [USD125,000,000.00] based on the exchange rate of USD1 : RM4.08 as at 9.00am, 14.06.2016. This estimated Gross Development Value is an estimate and may be revised accordingly during the negotiation of the terms of the definitive agreement.

The participation of the parties in the Proposed JV is conditional upon the following conditions precedent being fulfilled on or before 5.00pm, Malaysian time on the expiry of 4 months from the date of this MOU with an automatic extension of 2 months from the expiry therefrom or such later date as agreed between the parties (“Termination Date”):

(i)	finalization of the negotiations between the parties and the terms and conditions and execution and delivery of the definitive agreement, in the form and substance that is satisfactory to the parties;

(ii)	completion of all viability studies, assessments and due diligences as required by YTB including but not limited to financial, legal, tax, technical and business due diligences and due diligence on the Proposed JV, and the parties being satisfied with the results of such viability studies, assessments and due diligences;

(iii)	The parties shall use reasonable efforts to negotiate and enter into the definitive agreement which will reflect the terms of this MOU and contain such other provisions as are usual and customary in transactions of this nature including customary representations and warranties, customary conditions to closing, indemnifications and covenants and the parties are satisfied on the warranties as agreed between the parties.

If the definitive agreement concerning the Proposed JV is not executed by 5.00pm, Malaysian time on the Termination Date (or such later date as agreed between the parties) for whatever reason, then the parties are released from all further obligations and liabilities under the MOU. The MOU is governed by the laws of Malaysia.

The foregoing description of the MOU is a summary only and is qualified in its entirety by reference to the MOU, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

Exhibit No.	Description
10.1	Memorandum of Understanding between PGCG Assets Holdings Sdn Bhd and Yong Tai Berhad dated June 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: July 1, 2016

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

3